Exhibit 99.1

Questions and answers related to how COVID-19 has impacted RW Holdings NNN REIT, Inc.’s net asset value (“NAV”).

The questions set forth below are not intended to be a complete catalog of questions a RW Holdings NNN REIT, Inc. (“NNN REIT”) shareholder might have. Additional information regarding the determination of the company’s most recent NAV per share can be found in the Current Report on Form 8-K filed by the company with the Securities and Exchange Commission on May 22, 2020. You should consult your financial, tax and other advisors with regard to any further questions you might have generally and relative to your individual situation.

NAV-Related Questions

What is the new NAV per share and when will the new NAV per share take effect? How will the NAV affect future share repurchase requests?

The new NAV of $7.00 per share took effect on May 22, 2020. Our board of directors, after receiving the range of estimates from an independent third-party real estate and advisory consulting firm, determined a NAV per share they believe was most appropriate given the uncertainty regarding the impact of the COVID-19 pandemic on the economy, how various state and local government efforts will impact the reopening of businesses, and, ultimately, the total impact on our portfolio of real estate properties, among other elements. The new NAV per share is used to calculate the “total account value” displayed on the investor dashboard. The new $7.00 NAV per share will serve as the most recently published NAV for any future share repurchases pursuant to our share repurchase program.

Have other REITs seen changes to their NAVs and distributions since the start of the global pandemic?

The impact of the global pandemic has resulted in a dislocation of real estate fundamentals that have made it clear to us that real estate pricing today is not what it was before, and even if only temporarily, has resulted in adverse price changes in the REIT space – both public and private. Additionally, many REITs have made changes to their dividend distribution policies to include significant reductions in payout and even full suspensions.
Why take actions to value the portfolio now rather than waiting until more is known about potential outcomes with specific properties and/or the overall economy?

We made the decision to seek value discovery and transparency now because the board and management no longer had sufficient confidence in the previously published NAV. Rather than ignoring the existence of this new market information, a historical complaint of the non-traded REIT industry, we chose to seek value discovery and transparency immediately – believing that a recovery will take time and that our investors deserve to know what is happening with their investment sooner rather than later. This value discovery and transparency is very important, particularly given the fact that NNN REIT investors are routinely buying shares and requesting redemptions.

Will we be able to submit this loss in our federal taxes next year?

The change in NAV does not give rise to a taxable event as the NAV, being only an estimate of value, does not constitute a taxable event by itself. Only realized gains or losses are taxable events, so if you choose to sell your shares at the current NAV per share, you would then experience a tax loss.

Where did my principal investment go?

Your principal remains invested in commercial real estate assets. The value of that principal changes when real estate pricing fundamentals change. It is worth noting that NAVs are not permanent, but change depending upon a host of factors. A NAV is designed to only be a reasonable estimate of what an ordinary market buyer might pay for a portfolio of the REIT’s assets less its liabilities, considering the strength of a REIT’s rental income.

As this NAV was specifically published in light of the extraordinary events surrounding the COVID-19 pandemic, the board elected to select a new NAV at the low end of the range of estimates, and it is therefore reasonable for an investor to anticipate that a future NAV could be higher – particularly when the impacts of the COVID-19 pandemic are fully behind us. However, no assurances can be made that any future NAV will be higher than the most recent NAV, and indeed, future NAVs may be lower.

Since you have taken the step to re-value the portfolio outside of the regular annual cycle, what would precipitate you taking this same step should conditions improve between now and Q1 2021?

Material adverse events are the typical cause for off-cycle valuations. Presently, NNN REIT is required to publish a NAV at least annually, with our next NAV scheduled to be as of December 31, 2020 and released in early 2021. While an annual NAV schedule is the norm, the board of directors will continue to actively monitor the real estate markets for material price movements and holds the discretion to seek a new estimate of value, as merited, sooner than our normal annual schedule.

Will NNN REIT be able to sustain the new dividend even if we don’t experience a quick economic recovery?

We believe to the best of our present knowledge, and barring any additional adverse circumstances, that the new dividend distribution rate ($0.35 per share per year equal to 5 percent of our new NAV per share) reflects a sustainable environment even without a quick economic recovery. The decision to lower the dividend distribution rate, while immensely difficult, allows us to offer a more sustainable rate rather than fully suspending distributions like many other REITs have done. We also believe that seeking value discovery and transparency immediately can help us to, over time, take proactive measures to increase the earnings power of NNN REIT.
Do you believe there will need to be another impairment charge to goodwill recorded this calendar year?

No. The difficult decision we made to proactively seek clarity and transparency in the face of market uncertainty was not made lightly. However, we believed at the time and continue to believe today this was the right decision because our investors deserve to know what is happening with their investment sooner rather than later. Moreover, we will continue to explore avenues that would provide us the potential to add new goodwill to the balance sheet in the future through the acquisition of a fin-tech company, a real estate-related business or even a portfolio of assets, although no assurances can be given regarding any future acquisitions or the addition of new goodwill.

Property and Tenant-Specific Questions

Is there an update on the likelihood of 24 Hour Fitness filing for bankruptcy? If they do file, are there any costs NNN REIT would be able to recover from the bankruptcy?

We will continue to provide updates once we have definitive information as it pertains to our investment portfolio. While 24 Hour Fitness has not filed for bankruptcy as of June 1, there continues to be a steady flow of pundits and highly respected media outlets reporting on the likelihood that 24 Hour Fitness will be filing for bankruptcy protection in the near future given their looming debt maturities and immediate loss of revenue. We have been engaged in active negotiations with their restructuring representative in hopes that we might be able to retain 24 Hour Fitness as our tenant, but our understanding that 24 Hour Fitness will likely seek a rejection of our lease should they enter into bankruptcy proceedings leads us to believe we will not see a successful outcome from any potential bankruptcy proceedings. This belief has led us to open active negotiations with two possible replacement tenants, both smaller, private gym operators. It is way too early to tell if our re-leasing efforts will result in success. We are doing all that we can to prevent the worst-case scenario, including the potential foreclosure of the property, that our NAV now reflects following the actions from 24 Hour Fitness.

Will any vacant properties discussed during the investor call be sold?

The individual decision to re-lease or sell a vacant asset wholly depends on the variety of economic impacts of either decision. Such impacts can include the current rental rates for that market, the strength of the buyer pool for this asset type, the current pre-payment costs associated with the property’s mortgage financing and several others. Ultimately, the decision to sell or lease is designed to reflect maximum shareholder value. Typically, a property is held for both lease or sale, allowing the market to identify the best opportunities from which NNN REIT can choose.

Are there any other properties besides 24 Hour Fitness that are occupied by companies that may seek bankruptcy?

At this time, we have no knowledge of pending or anticipated bankruptcy proceedings for any of our other tenants. The current market presents a number of uncertainties for businesses of all industries and sizes and we continue to actively monitor the financial strength and creditworthiness of our tenants.

Which current tenants are not paying rent or have requested rent relief?

Approximately 30 percent of our tenants have already come to us seeking lower rents. We currently are reserving for over half a million dollars of missed rent each month. Though these numbers may sound small, they are significant enough to disrupt the delicate balance of our old dividend distribution rate.

What is NNN REIT’s plan for the 11 properties that have leases subject to renewal within 3 years?

We historically take a disciplined and balanced approach when negotiating a lease renewal, which is more important now than ever before given the uncertainty around the long-term economic impact the COVID-19 pandemic will have on business regardless of size or industry. We are working diligently on our current lease renewals and will remain disciplined for all the upcoming lease negotiations we will face. However, as we discussed during our recent investor call, we are not disclosing property-specific rental information in order to maintain a strong short- and long-term negotiating position as we work with our tenants and lenders to ensure that we protect our investments.
Are any tenants using the "interruption of business" clause in their business insurance policies to collect insurance that could be used to pay for rents?

The unfortunate reality for many businesses across the country is that insurers continue to deny many COVID-19-related business insurance claims. We believe this near-universal pushback from the insurance industry against covering claims means our tenants are unlikely to receive a positive resolution to any claims filed and therefore will not have those funds made available to pay regular rents, among other operating expenses.

Redemption and Investment-Specific Questions

Will you honor redemption requests made in June and into the future?

Unlike many other non-traded real estate products out there, the board of directors has not suspended NNN REIT’s Share Repurchase Program (or SRP). NNN REIT’s ability to meet any future repurchase requests is predicated on having sufficient cash on the balance sheet. If we receive more requests to redeem shares than we have cash, then we may be unable to repurchase all or any shares within a given month. Any cash the REIT has must be allocated across a variety of needs beyond redemption requests to include dividend distributions, funding debt obligations, paying for ongoing operations, and acquiring new investment properties.

When can we start purchasing at the new NAV?

We reopened NNN REIT’s offering on June 1, 2020, to allow our investors to purchase more shares and employ a dollar-cost averaging strategy. For those who may be unfamiliar with the approach, dollar-cost averaging is an investment strategy where investors invest a consistent amount across periodic purchases of a given investment. Because the investment happens on a consistent schedule regardless of price of the asset at the time of purchase, dollar-cost averaging is used by many investors to smooth volatility and price movement in their preferred investments.

What should I consider before investing in NNN REIT compared with other investments like stocks, bonds and annuities?

The benefits of investment diversification are well documented, and we continue to believe that a long-term investment allocation to private real estate assets provides meaningful diversification benefits alongside stocks, bonds and other investments within a balanced portfolio. Real estate values have responded to recent economic crises, including most recently the Great Recession, by not only recovering pre-crisis value but achieving new highs following the end of the crisis. We continue to believe that real estate has proven to be a resilient asset class time and time again, and this resiliency is the reason we believe private real estate – especially investments in triple net leases that limit exposure to variable costs, like property taxes and maintenance – should be included as part of a long-term, well-diversified investment portfolio.

Corporate-Specific Questions

What actions will NNN REIT take to increase shareholder value following the recent NAV update? Is there a path forward that could possibly see the NAV go up as fast as it went down?

We are taking a number of steps that may create shareholder value and have an impact on the NAV in the short- and long-term. We’re currently in negotiations with potential replacement tenants for 24 Hour Fitness ahead of the chain’s potential bankruptcy filing. We’re also actively negotiating for a settlement on one of our vacant properties following a successful resolution of our other vacant property. We also have a handful of levers in our toolkit that we can pull as we continue to move toward a post-COVID-19 environment. We can seek new acquisitions at favorable pricing, we can continue our efforts to reduce expenses, and unlike others in the private REIT space, we can collect management fees due to our ability to sponsor, manage and distribute other real estate vehicles. Although no assurances can be given regarding the completion or success of any of the potential transactions, successful outcomes for these efforts in any combination may have the potential to increase our future earnings power.
Did NNN REIT apply for the Paycheck Protection Program (PPP) and receive funds to help mitigate the impact of the COVID-19 pandemic? Did any of NNN REIT’s tenants apply for the program, too?

Yes, our subsidiary was approved for a PPP loan of $517,000. To have the loan forgiven, the CARES Act requires that 60 percent of the loan proceeds must be used on employee payroll costs and other costs like physical space expenses when measured over a 24-week period. This loan helped offset reduced rent collections and allowed us to use other cash resources for mortgage payments and a small amount of share repurchases last month. The types of tenants we have targeted as part of our long-term approach – large national or multinational employers often with thousands of employees – are likely ineligible for PPP or other types of Small Business Administration (SBA) relief.

How is NNN REIT adjusting compensation following the NAV update?

Our CEO Aaron Halfacre proactively approached our board of directors prior to receiving the valuations to inform them he was voluntarily taking a 100 percent cut in his salary for the remainder of 2020. Additionally, our executive officers take a majority of their compensation in the form of NNN REIT equity, thereby creating an alignment of interest with all shareholders. We are very mindful of controlling our expenses in our efforts to maximize your potential value, and we are continually examining ways to reduce our operational expenses above and beyond the more than 50 percent reduction in our workforce since 2018 to maximize the potential value of your investment.

Are NNN REIT executives invested in the company personally?

Yes, a number of members of our team, including our CEO, are personally invested in the fund at the new NAV per share and have continued to purchase additional shares throughout the COVID-19 pandemic as part of their long-term dollar cost averaging investment strategy.

Forward-Looking Statements

Certain statements contained herein, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). NNN REIT intends for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, Section 21E of the Exchange Act and other applicable law. Such statements include, in particular, statements about the payment of future distributions, new investment opportunities, the economic effects of the COVID-19 pandemic and any economic recovery and future share repurchases. Therefore, such statements are not guarantees of future results and are subject to risks, uncertainties and other factors, some of which are beyond NNN REIT’s control, are difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Accordingly, NNN REIT makes no representation or warranty, express or implied, about the accuracy of any such forward-looking statements contained hereunder. Except as otherwise required by federal securities laws, NNN REIT undertakes no obligation to update or revise any forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, whether as a result of new information, future events or otherwise.